Contact:
Randall H. Brown, Executive Vice
President, CFO, Treasurer and Secretary
Education Realty Trust, Inc.
901-259-2500   rbrown@edrtrust.com
Susan Jennings, Public Relations,
Education Realty Trust, Inc.
901-259-2506   sjennings@edrtrust.com

EDUCATION REALTY TRUST ANNOUNCES COMMON STOCK
OFFERING

MEMPHIS, Tenn., November 2, 2011 — Education Realty Trust, Inc. (NYSE:EDR) today announced that it plans to sell 12,500,000 shares of its common stock in an underwritten public offering. The Company also plans to grant the underwriters a 30-day option to purchase up to 1,875,000 additional shares of common stock to cover overallotments, if any. BofA Merrill Lynch is serving as book-running manager for the offering.

The Company intends to use the net proceeds from the offering to repay debt, fund its development pipeline, fund future acquistions and for general corporate purposes.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (File No. 333-177422). To obtain a copy of the prospectus and the preliminary prospectus supplement for this offering, please contact: BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department or email dg.prospectus_requests@baml.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Education Realty Trust

Education Realty Trust, Inc. (NYSE:EDR) is one of America’s largest owners, developers and managers of collegiate housing. EDR is a self-administered and self-managed real estate investment trust that currently owns or manages 58 communities in 23 states with more than 33,600 beds.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based upon current expectations. You should not rely upon our forward-looking statements because the matters that they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and are described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.